Exhibit 99.26(n)iii.

POWER OF ATTORNEY: VARIABLE INSURANCE PRODUCT FILINGS

The Undersigned, Sean Newth, Senior Vice President & Corporate Controller, of both C.M. Life Insurance Company (“C.M. Life”) and MML Bay State Life Insurance Company (“MML Bay State”), appoints Michael J. O’Connor, General Counsel, Gary F. Murtagh, Vice President, and John E. Deitelbaum, Senior Vice President, of C.M. Life and MML Bay State (collectively referred to hereafter as “Attorneys”), as the Undersigned’s true and lawful attorneys and agents, each with full power to act individually.

This Power of Attorney authorizes each such Attorney to sign the Undersigned’s name, solely in his capacity as Senior Vice President & Corporate Controller (principal accounting officer), to any registration statements, amendments thereto, reports, or documents to be filed with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, and the Investment Company Act of 1940, as amended, (collectively, the “Acts”), relating to the C.M. Life and MML Bay State separate accounts and variable insurance product registration statements listed below:

Separate Account Name	Registration Statement Numbers
C.M. Life Variable Life Separate Account I	333-41667, 333-88493, 333-49457, 033-91072 811-09020
C.M. Multi Account A	033-61679, 333-80991, 333-95845 811-08698
Panorama Plus Separate Account	033-45122 811-06530
MML Bay State Variable Life Separate Account I	002-78828, 033-19605, 033-82060 811-03542
MML Bay State Variable Annuity Separate Account 1	033-76920 811-08450

Such Attorneys shall have full authority to take any action and execute all instruments they deem necessary or advisable to enable C.M. Life and MML Bay State to comply with the Acts and any rule, regulation, order or other requirement of the Securities and Exchange Commission.

This Power of Attorney hereby revokes any power of attorney previously given by the Undersigned relating to the C.M. Life and MML Bay State separate accounts listed above, provided that this revocation shall not affect the exercise of such power prior to the date hereof. This Power of Attorney shall not be affected by subsequent disability or incapacity of the Undersigned.

The Undersigned has set his hand this 14th day of November, 2017, in the City of Springfield, Commonwealth of Massachusetts.

/s/ Sean Newth
Sean Newth, Senior Vice President & Corporate Controller